EXHIBIT 12



Intercargo Corporation and Subsidiaries
Statement Regarding Computation of Ratios

The Combined Ratio, as Computed on a GAAP basis, is the ratio of total underwriting expenses to insurance premium income.

U.S. & U.K. OPERATIONS

BONDS


      Year          Total           Insurance         Combined
     Ended       Underwriting        Premium           Ratio
    Dec. 31        Expenses           Income             %
--------------------------------------------------------------
      1996          $22,030          $25,846            85.2
      1995           20,631           24,700            83.5
      1994           18,507           23,019            80.4
      1993           21,015           19,739           106.5
      1992           18,742           17,720           105.8


MARINE


      Year          Total           Insurance         Combined
     Ended       Underwriting        Premium           Ratio
    Dec. 31        Expenses           Income             %
--------------------------------------------------------------
      1996          $27,050          $26,826           113.5
      1995           25,942           20,808           124.7
      1994           17,125           14,996           114.2
      1993           10,430           12,154            85.8
      1992            8,001           10,773            74.3


PROFESSIONAL LIABILITY


      Year          Total           Insurance         Combined
     Ended       Underwriting        Premium           Ratio
    Dec. 31        Expenses           Income             %
--------------------------------------------------------------
      1996          $ 4,000          $ 2,644           151.3
      1995            4,920            3,069           160.3
      1994            4,645            2,377           195.4
      1993            2,945            1,681           175.2
      1992            2,747            2,090           131.5



OTHER


      Year          Total           Insurance         Combined
     Ended       Underwriting        Premium           Ratio
    Dec. 31        Expenses           Income             %
--------------------------------------------------------------
      1996          $ 7,621          $ 5,631           135.3
      1995            8,073            5,498           146.8
      1994            3,573            3,362           106.3
      1993            1,092              772           156.2
      1992              927              566           165.2


TOTAL BONDS, MARINE, PROFESSIONAL LIABILITY AND OTHER


      Year          Total           Insurance         Combined
     Ended       Underwriting        Premium           Ratio
    Dec. 31        Expenses           Income             %
--------------------------------------------------------------
      1996          $60,701          $60,947           105.2
      1995           59,566           54,075           110.2
      1994           43,850           43,754           100.2
      1993           35,482           34,346           103.6
      1992           30,417           31,149            97.7



CANADIAN OPERATIONS

AUTO


      Year          Total           Insurance         Combined
     Ended       Underwriting        Premium           Ratio
    Dec. 31        Expenses           Income             %
--------------------------------------------------------------
      1996          $    --          $    --            --
      1995           22,289           24,046           92.7
      1994           23,819           25,646           92.9
      1993            7,850            8,863           88.6
      1992            7,402            9,302           79.6


PROPERTY


      Year          Total           Insurance         Combined
     Ended       Underwriting        Premium           Ratio
    Dec. 31        Expenses           Income             %
--------------------------------------------------------------
      1996          $    --          $    --              --
      1995            8,333            7,647           109.0
      1994            5,008            5,084            98.5
      1993            2,508            2,059           121.8
      1992            1,509            1,154           130.7


OTHER


      Year          Total           Insurance         Combined
     Ended       Underwriting        Premium           Ratio
    Dec. 31        Expenses           Income             %
--------------------------------------------------------------
      1996          $    --          $    --             --
      1995              284              386           73.6
      1994              239              313           76.4
      1993              220              225           97.8
      1992               --               --             --


TOTAL AUTO, PROPERTY, AND OTHER


      Year          Total           Insurance         Combined
     Ended       Underwriting        Premium           Ratio
    Dec. 31        Expenses           Income             %
--------------------------------------------------------------
      1996          $    --          $    --             --
      1995           30,906           32,079           96.3
      1994           29,066           31,043           93.6
      1993           10,578           11,147           94.9
      1992            8,911           10,456           85.2






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